Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

THE BANCORP, INC.

ARTICLE I STOCKHOLDERS’ MEETING
1.1. Place. Meetings of the stockholders shall be held at such place as may be designated by the board of directors.

1.2. Annual Meeting. An annual meeting of the stockholders for the election of directors and for other business shall be held once each year on such date and at such time as may be fixed by the board of directors.

1.3. Special Meetings. Special meetings of the stockholders may be called at any time by the chairman of the board of directors, the chief executive officer, the president, the board of directors or the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote at the meeting. At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the secretary to fix the date of the meeting, to be held not more than sixty days after receipt of the request, and to give due notice thereof. If the secretary shall neglect or refuse to fix the date of the meeting and give notice of the meeting, the person or persons calling the meeting may do so. Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto, unless all stockholders entitled to vote are present and consent.

1.4. Notice of Meetings. Written notice of an annual or a special meeting of stockholders stating the time and place and object thereof, shall be given to each stockholder entitled to vote thereat not less than ten nor more than sixty days before such meeting, unless a greater period of notice is required by statute in a particular case.

1.5. Quorum. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote on a particular matter shall constitute a quorum for the purpose of considering such matter. If less than a majority of the outstanding shares entitled to vote is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

1.6. Voting Rights. Except as otherwise provided herein, in the certificate of incorporation or by law, every stockholder shall have the right at every meeting of stockholders to one vote for every share standing in the name of such stockholder on the books of the Corporation which is entitled to vote at such meeting. Every stockholder may vote either in person or by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

1.7. Consent in Lieu of Meetings. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting of less than unanimous written consent shall be given to those stockholders who have not consented in writing.

1.8. Required Vote for Directors.  Each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if, as of the record date of such meeting as initially announced, the number of nominees exceeds the number of directors to be elected at such meeting (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 1.8 of this ARTICLE I of these Bylaws, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that directors election (with “abstentions” not counted as a vote cast either “for” or “against” that director’s election).

ARTICLE II DIRECTORS
2.1. Number and Term. The board of directors shall have authority to (i) determine the number of directors to constitute the board and (ii) fix the terms of office of the directors.
2.2. Meetings.
2.2.1 Place. Meetings of the board of directors shall be held at such place as may be designated by the board of directors or in the notice of the meeting.
2.2.2 Regular Meetings. Regular meetings of the board of directors shall be held at such times as the board may designate. Notice of regular meetings need not be given.

2.2.3 Special Meetings. Special meetings of the board of directors may be called by direction of the chairman, the chief executive officer or the president, or by a majority of the members of the board of directors, on three days’ notice to each director, either personally or by mail, telegram or facsimile transmission.

2.2.4 Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

2.2.5 Conference Telephone. One or more directors may participate in a meeting of the board, of a committee of the board or of the stockholders, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in this manner shall constitute presence in person at such meeting.

2.2.6 Quorum. A majority of all the directors in office shall constitute a quorum for the transaction of business at any meeting.

2.2.7 Voting. Except as otherwise provided herein, in the certificate of incorporation or by law, the vote of a majority of the directors present at any meeting at which a quorum is present shall constitute the act of the board of directors.

2.2.8 Committees. The board of directors may, by resolution adopted by a majority of the whole board, designate one or more committees, each committee to consist of one or more directors and such alternate members (also directors) as may be designated by the board. Unless otherwise provided herein, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. Except as otherwise provided herein, in the certificate of incorporation or by law, any such committee shall have and may exercise the powers of the full board of directors to the extent provided in the resolution of the board designating the committee.

ARTICLE III OFFICERS

3.1. Election. At its first meeting after each annual meeting of the stockholders, the board of directors shall elect a chairman, chief executive officer, president, chief financial officer, secretary and such other officers as it deems advisable. Any number of offices may be held by the same person, except as otherwise provided by law.

3.2. Authority, Duties and Compensation. The officers shall have such authority, perform such duties and serve for such compensation as may be determined by resolution of the board of directors. Except as otherwise provided by board resolution, (i) the chairman or, in his absence, the chief executive officer, shall preside at all meetings of the board and stockholders, (ii) the chief executive officer shall have general supervision over the business and operations of the Corporation, and may perform any act and execute any instrument for the conduct of such business and operations, (iii) the other officers shall have the duties customarily related to their respective offices, and (iv) the president or, in his or her absence, any vice president or vice presidents in the order determined by the board, shall in the absence of the chief executive officer have the authority and perform the duties of the chief executive officer.

3.3. Term of Office. The officers of the Corporation shall hold office for one year and until their successors are chosen and have qualified. Any officer elected or appointed by the board of directors may be removed by the board with or without cause.

ARTICLE IV VACANCIES

4.1. Vacancies. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the board of directors. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than quorum, or by a sole remaining director. If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of these Bylaws.

4.2. Resignations Effective at Future Date. When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

ARTICLE V CORPORATE RECORDS

5.1. Corporate Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s ledger, a list at its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in this state or at its principal place of business.

ARTICLE VI STOCK CERTIFICATES, DIVIDENDS, ETC.

6.1. Certificates. The stock certificates of the Corporation shall be numbered and registered in the share ledger and transfer books of the Corporation as they are issued. They shall bear the corporate seal and shall be signed by the president and secretary or such other officers as the board of directors may designate.

6.2. Transfers. Transfers of shares shall be made on the books of the Corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with law.

6.3. Lost Certificate. The Corporation may issue a new certificate of stock in the place of any certificate theretofore signed by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

6.4. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

If no record date is fixed:

(a)The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b)The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed.

(c)The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

(d)A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

6.5. Dividends. The board of directors may declare and pay dividends upon the outstanding shares of the Corporation, from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Certificate of Incorporation.

6.6. Reserves. Before payment of any dividend there may be set aside out of the net profits of the Corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve in the manner in which it was created.

ARTICLE VII INDEMNIFICATION

7.1. Right to Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or a constituent corporation absorbed in a consolidation or merger, or is or was serving at the request of the Corporation or a constituent corporation absorbed in a consolidation or merger, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or is or was a director, officer, employee or agent of the Corporation serving at its request as an administrator, trustee or other fiduciary of one or more of the employee benefit plans of the Corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred or suffered by such person in connection with such proceeding, to the full extent permissible under law.

7.2. Advance of Expenses. Reasonable expenses incurred by a director, officer, employee or agent of the Corporation in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

7.3. Procedure For Determining Permissibility. To determine whether any indemnification or advance of expenses under this Article IV is permissible, the board of directors by a majority vote of a quorum consisting of directors not parties to such proceeding may, and on request of any person seeking indemnification or advance of expenses shall be required to, determine in each case whether the applicable standards in any applicable statute have been met, or such determination shall be made by independent legal counsel if such quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested directors so directs, provided that, if there has been a change in control of the Corporation between the time of the action or failure to act giving rise to the claim for indemnification or advance of expenses and the time such claim is made, at the option of the person seeking indemnification or advance of expenses, the permissibility of indemnification or advance of expenses shall be determined by independent legal counsel. The reasonable expenses of any director or officer in prosecuting a successful claim for indemnification, and the fees and expenses of any special legal counsel engaged to determine permissibility of indemnification or advance of expenses, shall be borne by the Corporation.

7.4. Contractual Obligation. The obligations of the Corporation to indemnify a director or officer under this Article IV, including the duty to advance expenses, shall be considered a contract between the Corporation and such director or officer, and no modification or repeal of any provision of this Article IV shall affect, to the detriment of the director or officer, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

7.5. Indemnification Not Exclusive; Inuring of Benefit. The indemnification and advance of expenses provided by this Article IV shall not be deemed exclusive of any other rights to which one indemnified may be entitled under any insurance or other agreements, statute, provision of the certificate of incorporation, these bylaws, vote of stockholders or directors or otherwise, both as to actions in such person’s official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of any such person.

7.6. Insurance and Other Indemnification. The board of directors shall have the power to (i) authorize the Corporation to purchase and maintain, at the Corporation’s expense, insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under its bylaws to the extent that power to do so has not been prohibited by statute, (ii) create any fund of any nature, whether or not under the control of a trustee, to pay or otherwise secure any of its indemnification obligations, and (iii) give other indemnification to the extent permitted by statute.

7.7. Monetary Damages. A director or officer of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director or officer except to the extent that by law a director’s or officer’s liability for monetary damages may not be limited.

ARTICLE VIII AMENDMENTS

These bylaws may be amended or repealed at any regular or special meeting of the board of directors by vote of a majority of all directors in office or at any annual or special meeting of stockholders by vote of holders of a majority of the outstanding stock entitled to vote. Notice of any such annual or special meeting of stockholders shall set forth the proposed change or a summary thereof.

ARTICLE IX

Forum for Adjudication of Disputes

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine; provided,  however, that, with respect to any claim that involves exclusive federal jurisdiction (such that the claim cannot be brought in the Court of Chancery of the State of Delaware), unless the Corporation consents in writing to the selection of an alternative forum, such claim shall be brought exclusively in a federal court located in the State of Delaware.  Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this ARTICLE IX.

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